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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           ---------------------------

                             CMS Energy Corporation
                          ----------------------------
                          (Exact name of registrant as
                            specified in its charter)

                                    Michigan
                          ----------------------------
                           (State of incorporation or
                           organization of registrant)

                                   38-2726431
                          ----------------------------
                      (I.R.S. Employer Identification No.)


                        Fairlane Plaza South, Suite 1100
                              330 Town Center Drive
                               Dearborn, Michigan
           -----------------------------------------------------------
           (Address of principal executive offices of each registrant)

                                      48126
                               -------------------
                                   (Zip Code)



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Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

Adjustable Convertible Trust Security          New York Stock Exchange
                unit

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-68937, 333-68937-01 and 333-68937-02 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:  None


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Item 1.           Description of Registrant's Securities to be Registered.

         The description of the Registrant's Adjustable Convertible Trust Security units (the "Units") to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Units" in the Registration Statement on Form S-3 of CMS Energy Corporation, CMS Energy Trust II and CMS Energy Trust III (Registration Nos. 333-68937, 333-68937-01 and 333-68937-02) (as the same may be amended from time to time the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits.

         1. Registration Statement on Form S-3 (Registration Nos. 333-68937, 333-68937-01 and 333-68937-02) filed with the Securities and Exchange Commission on December 15, 1998 by CMS Energy Corporation, CMS Energy Trust II and CMS Energy Trust III, as amended (the "Registration Statement"), is incorporated herein by reference.

         2. Subordinated Debt Indenture (Designated in CMS Energy Corporation's Form 8-K dated June 1, 1997, File No. 1-9513, as Exhibit (4)(a)).

         3. Form of Supplemental Indenture to be used with the Subordinated Debentures issued in connection with the Trust Preferred Securities (Designated in CMS Energy Corporation's Amendment No. 1 to Form S-3 Registration Statement filed June 13, 1997, File No. 333-27849, as Exhibit (4)(f)).

         4. Form of Amended and Restated Trust Agreement of CMS Energy Trust II (Designated in CMS Energy Corporation's Amendment No. 1 to Form S-3 Registration Statement filed June 13, 1997, File No. 333-27849, as Exhibit (4)(i)).

         5. Form of Trust Preferred Securities Guarantee Agreement of CMS Energy Trust II (Designated in CMS Energy Corporation's Amendment No. 1 to Form S-3 Registration Statement filed June 13, 1997, File No. 333-27849, as Exhibit (4)(n)).

         6. Form of Trust Preferred Security (incorporated herein by reference to Exhibit (4)(n) to the Registration Statement).

         7. Form of Subordinated Debenture (incorporated herein by reference to Exhibit (4)(m) to the Registration Statement).

         8. Form of Master Unit Agreement between CMS Energy Corporation and The Bank of New York, as Unit Agent (incorporated herein by reference to Exhibit 4(t) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1999).

         9. Form of Pledge Agreement among CMS Energy Corporation and The Chase Manhattan Bank, as Collateral Agent and The Bank of New York, as Unit Agent (incorporated herein by reference to Exhibit 4(u) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1999).


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         10. Form of Normal Unit Certificate (incorporated herein by reference to Exhibit 4(t)(1) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29,
         1999).

         11. Form of Stripped Unit Certificate (incorporated by reference to
         Exhibit 4(t)(2) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1999).

         12. Form of Call Option Agreement between Donaldson, Lufkin & Jenrette Securities Corporation and The Bank Of New York, as Unit Agent and Attorney-In-Fact (incorporated by reference to Exhibit (4)(v) to CMS Energy Corporation's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 1999).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       CMS ENERGY CORPORATION

                                       By:/s/ Thomas A. McNish
                                          ---------------------------
                                          Vice President and Secretary

Dated:  June 29, 1999

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